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CONTACT:       George E. Fuehrer
               (215) 956-5413

                         FOR IMMEDIATE RELEASE


        ENVIROSOURCE COMPLETES SALE OF IMSAMET SUBSIDIARY



     HORSHAM, PA, JANUARY 21, 1997--EnviroSource, Inc. (NASDAQ:ENSO) announced that today it completed the sale of its IMSAMET subsidiary to IMCO Recycling Inc. (NYSE: IMR) of Irving, Texas for $58 million. EnviroSource applied the proceeds to pay down bank borrowings, and also reduced the size of its bank credit facility to $65 million from $100 million.



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     EnviroSource is an environmental services company that supplies industrial customers with long-term specialized services, primarily the recycling, handling, stabilization or landfilling of environmentally sensitive wastes or by-products.